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                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             SAFARI LAND LTD., INC.

                            (Corporation No. 468474)

          NEALE A. PERKINS and PAUL N. RISINGER certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of SAFARI LAND LTD., INC., a California corporation (Corporation No. 468474).

          2. The following amendment to the Articles of Incorporation of said corporation has been approved by the Board of Directors of the corporation: "The Articles of Incorporation of this corporation are amended and restated to read as follows:

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             SAFARI LAND LTD., INC.

                                        I

                                      Name

The name of the corporation is SAFARI LAND LTD., INC.

                                       II

                                     Purpose

The purpose of this corporation is to engage in any lawful

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act or activity for which a corporation may be organized under the General
Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

                                  Governing Law

This corporation elects to be governed by all of the provisions of the General Corporation Law of California effective January 1, 1977, not otherwise applicable to it under Chapter 23 thereof.

                                       IV

                          Classes And Series Of Shares

This corporation is authorized to issue two classes of shares designated respectively "Common Stock" (sometimes referred to as "Common Shares") and "Preferred Stock" (sometimes referred to as "Preferred Shares").

The Common Stock of the corporation may be issued from time to time in two series designated, respectively, Series A, of which the corporation is authorized to issue 2,000,000 shares, and Series B, of which the corporation is authorized to issue 2,000,000 shares. The rights, preferences, privileges, and restrictions of Series A and Series B shall be equal and identical in all respects except that, unless and otherwise provided by law, the holders of shares of Series A shall have and possess the exclusive right to notice of Shareholders'


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meetings and the exclusive voting rights and power and the holders of shares of
Series B shall not be entitled to notice of any Shareholders' meetings or to vote upon the election of Directors or upon any other matters. Upon the effective date hereof, each outstanding share of Capital Stock of the par value of $1.00 per share is hereby reclassified and reconstituted as one share of Common Stock, Series A, without stated value.

The number of share of Preferred Stock which the corporation may issue from time to tine is 100,000.

                                        V

                           Preferred Stock Preferences

The rights, preferences, privileges, and restrictions granted or imposed upon the share of Preferred Stock or the holders thereof are as follows:

          (a) Dividends. Any Preferred Shares issued by the corporation shall be entitled to receive dividends on a noncumulative basis as set forth in subparaqraph (1) below until December 31, 1982 and, thereafter, on a cumulative basis as set forth in subparagraph (2) below.

               (1) noncumulative Dividend Provisions. Prior to December 31, 1982, as set forth in paragraph (a) ("Dividends") above, the holders of outstanding Preferred Shares shall be entitled to receive in any fiscal year, when and as declared


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by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $9.50 per Preferred Share per annum, before any dividend is paid on Common Shares. Such dividend may be payable quarterly or otherwise as the Board of Directors may from time to time determine. Dividends may be declared and paid upon Common Shares in any fiscal year of the corporation only if dividends shall have been paid to or declared and set apart upon all Preferred Shares at such annual rate for each quarter of such fiscal year of the corporation including the quarter in which such dividends upon Common Shares are declared. The right to such dividends on Preferred Shares shall not be cumulative, and no right shall accrue to holders of Preferred Shares by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

               (2) Cumulative Dividend Provisions. After December 31, 1982, as set forth in paragraph (a) ("Dividends") above, the holders of the outstanding Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors of the corporation, out of any assets at the time legally available therefor, dividends in cash at the rate of $9.50 per Preferred Share per annum, and no more, payable in cash quarterly on the 15th days of November, February, May, and August for the calendar quarter immediately preceding each such month. Such dividends shall accrue on each such


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share from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous quarterly dividend period at said rate per share per annum shall not have been paid on or declared and set apart for all Preferred Shares at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such shares before the corporation makes any distribution (as hereinafter defined) to holders of Common Shares. "Distribution" in this paragraph (a)(2) means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the corporation) or the purchase or redemption of shares of the corporation for cash or property, including any such transfer, purchase, or redemption by a subsidiary of the corporation. The time of any distribution by way of dividend shall be the date of declaration thereof and the time of any distribution by purchase or redemption of shares shall be the day cash or property is transferred by the corporation, whether or not pursuant to a contract of an earlier date; provided that where a negotiable debt security is issued in exchange for shares the time of the distribution is the date when the corporation acquires the shares in such exchange.

          (b) Liquidation. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of Preferred Shares shall be entitled to receive out of the assets of the corporation, whether such


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assets are capital or surplus of any nature, an amount equal to $105.00 per
Preferred Share and a further amount equal to any cumulative, but not noncumulative, dividends accrued and unpaid thereon, as provided in paragraph
(a), subparagraph (2), of this Article V, to the date that payment is made available to the holders of Preferred Shares, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of Common Shares.

          If upon such liquidation, dissolution, or winding up, the assets thus distributed among the holders of the Preferred Shares shall be insufficient to permit the payment to such Shareholders of the full preferential amounts aforesaid, then the entire assets of the corporation to be distributed shall be distributed ratably among the holders of Preferred Shares.

          In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, subject to all of the preferential rights of the holders of Preferred Shares on distribution or otherwise, the holders of Common Shares shall be entitled to receive, ratably, all remaining assets of the corporation.

          A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be deemed to be a liquidation, dissolution, or


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winding up within the meaning of this paragraph (b).

          (c) Voting. The holders of the Series A Common Shares issued and outstanding, except as otherwise provided by law or by these Articles Of Incorporation, shall have and possess the exclusive right to notice of Shareholders' meetings, and the exclusive voting rights and powers, and the holders of Preferred Shares shall not be entitled to notice of any Shareholders' meetings, or to vote upon the election of Directors or upon any other matter. If, however, at such time as dividends are cumulative as hereinabove provided and at any time three (3) or more quarterly dividends, whether consecutive or not, on the Preferred Shares shall be in arrears, in whole or in part, the holders of Preferred Shares as a class shall be entitled to elect the smallest number of Directors which will constitute a majority of the authorized number of Directors, and the holders of Series A Common Shares as a class shall be entitled to elect the remaining members of the Board of Directors. At such time as all dividends accrued on the outstanding Preferred Shares have been paid or declared and set apart for payment, the rights of the holders of Preferred Shares to vote as provided in this paragraph (c) shall cease, subject to renewal from time to time upon the same terms and conditions.

               At any time after the voting power to elect a majority of the Board of Directors shall have become vested


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in the holders of the Preferred Shares as provided in this paragraph (c), the
Secretary of the corporation may, and upon the request of the record holders of at least fifty-one percent (51%) of the Preferred Shares then outstanding addressed to the Secretary at the principal executive office of the corporation shall, call a special meeting of the holders of Preferred Shares and of Series A Common Shares for the election of Directors, to be held at the place and upon the notice provided in the Bylaws of the corporation for the holding of annual meetings. If such meeting shall not be so called within ten (10) days after personal service of the request, or within fifteen (15) days after mailing of the same by registered mail within the United States of America, then a person designated by the record holders of at least fifty-one percent (51%) of the Preferred Shares then outstanding may call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the corporation. At any meeting so called or at any annual meeting held while the holders of the Preferred Shares have the voting power to elect a majority of the Board of Directors, the holders of a majority of the then outstanding Preferred Shares, present in person or by proxy, shall be sufficient to constitute a quorum for the election of Directors as herein provided. The terms of office of all persons who are Directors of the corporation at the time of such meeting shall terminate upon the election at such meeting by the holders of


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the Preferred Shares of the number of Directors they are entitled to elect, and the persons so elected as Directors by the holders of the Preferred Shares, together with such persons, if any, as may be elected as Directors by the holders of the Series A Common Shares, shall constitute the duly elected Directors of the corporation. In the event the holders of the Series A Common Shares fail to elect the number of Directors which they are entitled to elect at such meeting, additional Directors may be appointed by the Directors elected by the holders of Preferred Shares.

          Whenever the voting rights of holders of Preferred Shares shall cease as hereinabove in this paragraph (c) provided, the term of office of all persons who are at the time Directors of the corporation shall terminate upon the election of their successors by the holders of the Series A Common Shares.

          (d) Protective Provisions. So long as any of the Preferred Shares shall be outstanding the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty-one percent (51%) of the total number of Preferred Shares outstanding:

               (1) Alter or change the right, preferences, or privileges of the Preferred Shares so as materially adversely to affect the Preferred Shares; or

               (2) Increase the authorized number of Preferred


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Shares; or

               (3) Create any new class of shares having preferences over or being on a parity with the Preferred Shares as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Preferred Shares then outstanding; or

               (4) Purchase any Common Shares; or

               (5) Merge or consolidate with any other corporation, except into or with a wholly owned subdidiary corporation with the requisite Shareholder approval; or

               (6) Sell, convey, or otherwise dispose of, or create or incur any mortgage, lien, charge, or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the corporation; or

               (7) Incur, assume, or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than eighteen (18) months after the date on which it is incurred, assumed, or guaranteed by the corporation, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal, or refunding of any thereof.

Dated:            , 1979.
       ---------

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          3. The foregoing amendment was approved by the required vote of
Shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was Sixty Thousand (60,000) and a favorable vote of a majority of such shares is required to approve the amendment, and the number of shares voting in favor of the amendment exceeded such required vote.


                                                     /s/ Neale A. Perkins
                                                     ---------------------------
                                                     NEALE A. PERKINS, President


                                                     /s/ Paul N. Risinger
                                                     ---------------------------
                                                     PAUL N. RISINGER, Secretary

          Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct. Executed at Monrovia, California on _______________, 19__.


                                                     /s/ Neale A. Perkins
                                                     ---------------------------
                                                         NEALE A. PERKINS


                                                     /s/ Paul N. Risinger
                                                     ---------------------------
                                                         PAUL N. RISINGER

                                                                          [SEAL]


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